                                                                    EXHIBIT 99.1


                           INTERVENTIONAL THERAPEUTICS
                                   CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS
                                      WITH
                          INDEPENDENT AUDITORS' REPORT

                                  JUNE 30, 1995

                                 C O N T E N T S




                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                   1

CONSOLIDATED FINANCIAL STATEMENTS

    Consolidated Balance Sheet                                                 2
    Consolidated Statement of Operations                                       3
    Consolidated Statement of Stockholders' Equity                             4
    Consolidated Statement of Cash Flows                                   5 - 6
    Notes to Consolidated Financial Statements                            7 - 14

                       [FRANK, RIMERMAN + CO. LETTERHEAD]

Board of Directors
Interventional Therapeutics Corporation
Fremont, California


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying consolidated balance sheet of Interventional Therapeutics Corporation as of June 30, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Interventional Therapeutics Corporation as of June 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As explained in Note 1 to the consolidated financial statements, the Company was acquired by, and became a wholly-owned subsidiary of Target Therapeutics, Inc. effective May 23, 1996.

                                               /s/ Frank, Rimerman & Co.



October 23, 1995, except for the second paragraph of Note 1, the fifth paragraph of Note 3, and the last two paragraphs of Note 7, as to which the date is July 11, 1996

                     INTERVENTIONAL THERAPEUTICS CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 1995

                                 ASSETS (Note 3)
CURRENT ASSETS
    Cash                                                             $   58,144
    Accounts receivable, net                                            491,165
    Inventories, net                                                    677,334
    Prepaid expenses and other current assets                            73,162
                                                                     ----------
               Total current assets                                   1,299,805

PROPERTY AND EQUIPMENT, net                                             219,955

OTHER ASSETS (Note 5)                                                    94,598
                                                                     ----------
                                                                     $1,614,358
                                                                     ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Line of credit (Note 3)                                          $  201,689
    Convertible notes payable to stockholder (Note 3)                   376,000
    Accounts payable                                                    188,286
    Accrued payroll and related expenses                                 78,450
    Other current liabilities (Notes 2, 3 and 4)                        208,850
    Note payable (Note 3)                                                57,474
    Current portion of capital lease obligations (Note 3)                12,455
                                                                     ----------
                  Total current liabilities                           1,123,204
                                                                     ----------

LONG TERM LIABILITIES
    Deferred rent (Note 4)                                              119,330
    Capital lease obligations, less current portion (Note 3)             46,663
                                                                     ----------
                                                                        165,993
                                                                     ----------
COMMITMENTS (Notes 4 and 7)

STOCKHOLDERS' EQUITY (Notes 1, 3, 6, and 7)
    Convertible preferred stock, no par value, 500,000 shares
     authorized, 194,874 shares issued and outstanding                  635,002
    Common stock, no par value, 10,000,000 shares authorized,
     1,025,751 shares issued and outstanding                             49,694
    Accumulated deficit                                                (359,535)
                                                                     ----------
                                                                        325,161
                                                                     ----------
                                                                     $1,614,358
                                                                     ==========

                 See Notes to Consolidated Financial Statements

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS

                            Year Ended June 30, 1995


NET SALES                                                            $2,487,061
COST OF SALES (Note 2)                                                  924,875
                                                                     ----------
Gross profit                                                          1,562,186
                                                                     ----------

OPERATING EXPENSES
    Marketing                                                           511,803
    General and administrative                                          508,929
    Research and development                                            366,705
    Regulatory affairs                                                  172,894
                                                                     ----------
                                                                      1,560,331
                                                                     ----------
                  Income from operations                                  1,855
                                                                     ----------

OTHER INCOME (EXPENSE)
    Interest and other income                                             6,124
    Interest expense                                                    (57,545)
                                                                     ----------
                                                                        (51,421)
                                                                     ----------

                  Net loss before income tax expense                    (49,566)

INCOME TAX EXPENSE (Note 5)                                               1,600
                                                                     ----------

                  Net loss                                           $  (51,166)
                                                                     ==========

                 See Notes to Consolidated Financial Statements

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                            Year Ended June 30, 1995


                                 Convertible Preferred Stock           Common  Stock
                                ----------------------------       -----------------------
                                                                                               (Accumulated
                                Shares               Amount          Shares        Amount         Deficit)          Total
                                -------             --------       --------        ------        ---------        --------
BALANCE, beginning              194,874             $635,002         998,251       $44,194       $(308,369)       $370,827

Exercise of stock options
 at $0.20 per share                   -                    -          27,500         5,500               -           5,500

Net loss                              -                    -               -             -         (51,166)        (51,166)
                                -------             --------       ---------       -------       ---------        --------

BALANCE, ending                 194,874             $635,002       1,025,751       $49,694       $(359,535)       $325,161
                                =======             ========       =========       =======       =========        ========


                 See Notes to Consolidated Financial Statements

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                            Year Ended June 30, 1995


CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                         $ (51,166)
    Adjustments to reconcile net loss to net cash
     used in operating activities:
        Depreciation and amortization                                   84,287
        Inventory reserve                                              105,000
        Allowance for doubtful accounts                                  5,000
        Deferred rent                                                   44,054
        Changes in operating assets and liabilities:
           Accounts receivable                                        (137,103)
           Inventories                                                (273,180)
           Refundable income taxes                                      81,000
           Prepaid expenses and other current assets                    81,891
           Accounts payable                                             81,455
           Accrued payroll and related expenses                         (5,467)
           Other accrued liabilities                                   (85,437)
                                                                     ---------
               Net cash used in operating activities                   (69,666)
                                                                     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Organization costs                                                  (4,567)
    Expenditures for property and equipment                            (24,166)
                                                                     ---------
                  Net cash used in investing activities                (28,733)
                                                                     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Repayment of line of credit                                        (28,311)
    Repayment of capital lease obligations                              (4,008)
    Repayment of note payable                                          (45,696)
    Proceeds from convertible note payable to stockholder              186,000
    Proceeds from exercise of stock options                              5,500
                                                                     ---------
                  Net cash provided by financing activities            113,485
                                                                     ---------
                  Net increase in cash                                  15,086

CASH, beginning                                                         43,058
                                                                     ---------
CASH, ending                                                           $58,144
                                                                     =========

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                            Year Ended June 30, 1995

                                   (continued)



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Cash payments for:


        Interest                                                    $31,088
                                                                    =======

        Income taxes                                                $   800
                                                                    =======


SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES

The Company acquired $63,126 of equipment under capital lease obligations.

The Company financed its product liability insurance premiums with a $57,474 note payable.



                 See Notes to Consolidated Financial Statements

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. Nature of Business and Significant Accounting Policies

   NATURE OF BUSINESS

   Interventional Therapeutics Corporation (ITC) was founded on January 9, 1986. The Company has a wholly owned subsidiary, incorporated in the State of California on February 17, 1994, which is doing business in the United Kingdom. The consolidated financial statements include the accounts of ITC and its wholly owned subsidiary after elimination of all significant intercompany accounts and translations (Company). Since formation, the Company has been involved in research and production of products designed for doctors that use interventional devices primarily in the neuro-radiology field. More specifically, the Company makes balloons, embolization particles, microcoils and catheters. The procedure that doctors use is strictly interventional through entry by use of a catheter and without surgery.

   Subsequent Event - Change in Ownership

   On May 23, 1996, the Company was acquired by, and became a wholly-owned subsidiary of Target Therapeutics, Inc. (Target). Under terms of the acquisition, the Company's stockholders received approximately 0.20 shares of Target common stock for each share of the Company's common and preferred stock they held. As a result of the acquisition, the Company may be restricted in its ability to utilize the entire net operating loss carryforwards (Note 5).

   Concentration of Credit Risk and Major Customer:

   Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of accounts receivable. The Company sells its products directly to doctors and hospitals in the United States (50%) and Europe. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains a reserve for potential losses and such losses have been within management expectations.

   During the year, the Company had sales to a single customer of approximately $209,000. Receivables from this customer at June 30, 1995 were approximately $73,000.

   SIGNIFICANT ACCOUNTING POLICIES

   Foreign Currency Translation:

   Foreign currency translation gains and losses are reported as a separate component of stockholders' equity. There are no material translation gains or losses in 1995.

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Nature of Business and Significant Accounting Policies (continued)

   Property and Equipment:

   Property and equipment is recorded at cost and depreciated using the straight-line method over a five-year period except in the case of leasehold improvements which are amortized over the shorter of the estimated useful lives or the remaining term of the Company's facility lease.

   Property and equipment consists of the following:

           Equipment                                               $472,399
           Furniture                                                 24,879
           Leasehold improvements                                    31,767
                                                                   --------
                                                                    529,045

           Less accumulated depreciation and amortization           309,090
                                                                   --------
                                                                   $219,955
                                                                   ========

   Inventories:

   Inventories are stated at the lower of cost (first-in, first-out method) or market, net of inventory reserves of $130,000, and consist of the following:


           Raw materials                                           $254,500
           Work in process                                          187,138
           Finished goods                                           235,696
                                                                   --------
                                                                   $677,334
                                                                   ========

   Organization Costs:

   The Company incurred organization costs associated with the incorporation of its wholly owned subsidiary. These costs have been capitalized and are being amortized using the straight-line method, over a five year period.

   Income Taxes:

   Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the anticipated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2. Refunds Payable

   From 1991 to 1994, the Company accepted returns of product resulting from sales made in excess of limits imposed by the Food and Drug Administration.

   During 1994, the Company accrued a liability for these returns of $218,697, including a prior period adjustment of $207,762 relating to returns accepted during 1991 through 1993, based on management's intent to provide cash or product refunds to customers that had returned product.

   During 1995, the Company paid cash refunds or gave purchase credits of $20,939 relating to these returned products. In addition, the Company reassessed its remaining obligation to its customers for returns and reduced its obligations by $117,758. This change in estimate of $117,758 was credited to against cost of goods sold for 1995. The remaining $80,000 obligation has been included in other current liabilities.

3. Financing Arrangements

   Line of Credit:

   The Company has a bank line of credit agreement that allows for borrowings of up to 65% of eligible accounts receivable to a maximum of $350,000. The line of credit is renewable in January, 1996, is secured by all assets of the Company, and provides for interest at prime plus 3.0% (12.0% at June 30, 1995). The credit arrangement provides that the bank will increase the percentage of eligible accounts receivable and decrease the interest rate on the line to prime plus 2.5% if the Company is in compliance with certain covenants.

   In consideration of the loan commitment fees payable, the Company granted the bank stock purchase warrants for 5,766 shares of convertible preferred stock. The warrants are exercisable at $6.07 per share. The warrants, if not exercised, expire in 2000.

   Note Payable:

   The Company finances its product liability insurance premiums through a finance company which retains a security interest in any refunds or dividends received on the financed policies. The note is payable at $4,790 per month, including interest at 8% per annum.

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3. Financing Arrangements (continued)

   Convertible Notes Payable to Stockholder:

   The Company has convertible notes payable to a stockholder which are due on December 31, 1995 and bear interest at 8% per annum, payable at maturity. The Company has the option of converting the notes into shares of convertible preferred stock prior to maturity at a price per share as determined by the most recent stock sale price. The notes cannot be repaid, in whole or in part, in cash if, after such payment, there would be a violation of any loan covenants with respect to the line of credit.

   Subsequent to October 23, 1995, the Company converted these notes and accrued interest of $48,110 into 105,500 shares of convertible preferred stock at an effective conversion price of $4.02 per share.

   Capital Leases:

   The Company has capital lease obligations which are collateralized by equipment with a net book value of approximately $58,000 at June 30, 1995. Total monthly lease payments of approximately $1,650, including imputed interest at rates between 8%-18%, are payable through lease terms which expire from July, 1999 to March, 2000.

   Future minimum principle payments under capital leases are as follows:


                   1996                                 $12,455
                   1997                                  14,599
                   1998                                  16,900
                   1999                                   9,962
                   2000                                   5,202
                                                        -------
                                                        $59,118
                                                        =======


4. Commitments

   Facilities Leases:

   The Company has a non-cancelable lease agreement for its U.S. facilities which expires in 2004, and a non-cancelable office lease agreement in the United Kingdom which expires in 2009.

   Consistent with generally accepted accounting principles, the Company recognizes rent expense on a straight-line basis over the life of the leases. The Company was not required to make payments on its facilities leases during the last quarter of fiscal year ended June 30, 1994. As a result of the free rent provision and fixed lease payment escalations stated in the lease agreement, the Company has accrued $119,330 of deferred rent expense as of June 30, 1995.

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4. Commitments (continued)

   Facilities Leases (continued):

   Rental expense, including taxes and insurance, was approximately $254,000.

   Future minimum lease payments required under the operating leases (excluding taxes and insurance) are approximately as follows:


                      1996                        $  210,000
                      1997                           215,000
                      1998                           230,000
                      1999                           245,000
                      Thereafter                   1,935,000
                                                  ----------
                                                  $2,835,000
                                                  ==========


   License Agreement:

   The Company is obligated under the terms of a license agreement with a patent holder for the exclusive worldwide right to make, use, and sell hydrophilic coatings used to reduce friction on catheters. The license agreement requires the Company to pay quarterly a 4% fee on all sales of hydrophilic coated products with a minimum annual license fee of $25,000 for 1996 and each year thereafter until the U.S. patent rights expire.

   The license agreement is effective until the expiration of the last to expire of the patent rights. During 1995, the Company accrued $22,500 under the terms of this agreement, but has withheld payment pending resolution of a dispute with the licensee regarding the continuation of the contract.

   Royalty Agreement:

   The Company is obligated under the terms of a royalty agreement with a medical advisor for the use of his name and for his suggestions in the Company's development, use, and sale of a single piece tapered catheter. The royalty agreement requires the Company to pay semi-annually a 4% royalty on all sales of the catheter. During 1995, the Company accrued $2,282 under the terms of this agreement.

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5. Income Taxes

   Income tax expense is as follows:

                                     Total          Deferred        Current
                                     -----          --------        -------
Federal                             $(48,000)       $(48,000)       $     --
State                                 (2,400)         (4,000)          1,600
United Kingdom                            --              --              --
Change in valuation allowance         52,000          52,000              --
                                    --------        --------        --------
                                    $  1,600        $     --        $  1,600
                                    ========        ========        ========


   At June 30, 1995, the Company has state net operating loss carryforwards of approximately $200,000, which begin to expire in 1997. The Company also has federal research and development credit carryforwards of approximately $90,000, which expire in 2006 to 2110.

   The Company's deferred income tax assets primarily result from its inventory reserve, the accrual of refunds payable (Note 2) which are deductible when paid for income tax purposes, and from state net operating loss and federal research and development credit carryovers. The Company has provided a valuation allowance of $234,000 against these deferred income tax assets, as their full realization is uncertain.

   The net deferred tax assets resulting from these reporting differences at June 30, 1995 are as follows:


             Current:
                Federal                                      $ 100,000
                State                                           20,000
                                                             ---------
                                                               120,000
                                                             ---------
             Long-term:
                Federal                                        123,000
                State                                           11,000
                                                             ---------
                                                               134,000
                                                             ---------
             Total net deferred tax assets                     254,000

             Valuation allowance                              (234,000)
                                                             ---------
                                                             $  20,000
                                                             =========

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



6. Convertible Preferred Stock

   Convertible preferred stock is convertible into common on a share-for-share basis, has voting rights equal to common stock, and has a liquidation priority over common equal to the issuance price of the shares plus any declared but unpaid dividends (none at June 30, 1995).

7. Stock Option Plan

   In January 1991, the Company established a stock option plan (the Plan) for the issuance of incentive or nonstatutory stock options to directors, employees and non-employee consultants for the purchase of the Company's common stock. Under the terms of the Plan, the Company may issue a maximum of 314,750 shares of common stock. Options are granted at the discretion of the Board of Directors.

   The Plan allows for the purchase of the Company's common stock at prices not less than 100% of estimated fair market value (as determined by the Company's Board of Directors) on the date of the grant, or 110% of the estimated fair market value on the date of the grant, if the option holder possesses more than 10% of the total combined voting power of all classes of stock. The Company has a right of first refusal to acquire shares obtained by the exercise of stock options at a price equal to or greater than the price being offered for such shares by a third party.

   Stock options become exercisable over a 48-month period from the date of grant. No vesting occurs until one year of employment or service to the Company. At that time, 25% of the options are exercisable and the remaining options are exercisable ratably each month for the remaining 36 months. Stock options have a maximum term of 10 years from date of grant; 5 years if the option holder possesses more than 10% of the total combined voting power of all classes of stock. Outstanding options are exercisable at prices ranging from $0.10 to $0.20 per share.

   Activity under the Plan is as follows:

                                                  Options
                                                 Available            Options
                                                 for Grant          Outstanding
                                                 ---------          -----------

         Balances, June 30, 1994                   35,582             207,917

         Exercised                                      -             (27,500)
         Canceled                                  37,500             (37,500)
                                                   ------             -------

         Balances, June 30, 1995                   73,082             142,917
                                                   ======             =======

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7. Stock Option Plan (continued)

   Subsequent to October 23, 1995, the Company issued 120,000 options. Options for 50,000 shares were issued to Company founders to replace an equal number of expiring options. These options were fully vested and exercisable upon issuance. Options for 70,000 shares were issued to four Company officers and a director. These options were to become fully vested and exercisable on June 30, 1996.

   All options outstanding on May 23, 1996, the date the Company was acquired by Target (Note 1), were converted into options to acquire common stock of Target. Terms of these new options are substantially similar to those of the previous options.